BELLSOUTH CORPORATION
     NON-EMPLOYEE DIRECTOR STOCK PLAN
     EFFECTIVE APRIL 24, 1995


     ARTICLE I.  PURPOSE

The purpose of this Plan is to promote the interest of BellSouth by granting Options and Stock Appreciation Rights to Non-Employee Directors, and providing Non-Employee Directors an election to receive compensation in the form of Stock Payments in order

(1)  to attract and retain Non-Employee Directors,

(2) to provide Non-Employee Directors with long term financial incentives to increase the value of BellSouth, and

(3) to provide each Non-Employee Director with a stake in the future of BellSouth which corresponds to the stake of each of BellSouth's shareowners.

Only Non-Employee Directors shall be eligible for Awards under this Plan.

     ARTICLE II.  DEFINITIONS

2.1  Definitions.

Each term set forth in this Article II shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

"Additional Option" means an Option granted to a Non-Employee
Director pursuant to Section 6.2 based upon his or her level of Stock ownership.

"Agreement" means the written agreement which sets forth the Option Price, grant date, expiration date, and number of Shares with respect to an Option and any SAR granted in tandem with such Option to a Non-Employee Director under this Plan and which contains such other terms and conditions not inconsistent with this Plan as the Committee determines are appropriate.

"Award" means an Option, SAR or Stock Payment.

"BellSouth" means BellSouth Corporation, a Georgia corporation.

"Basic Option" means an Option granted to a Non-Employee Director pursuant to Section 6.1.

"Beneficiary" means the person entitled to receive any payments or exercise any rights following the death of a Non-Employee
Director as determined pursuant to Section 9.2.

"Board" means the Board of Directors of BellSouth.

"Change in Control" means (i) any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of BellSouth or a corporation owned directly or indirectly by the shareholders of BellSouth in substantially the same proportions as their ownership of stock of BellSouth, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of BellSouth representing 20% or more of the total voting power represented by BellSouth's then outstanding voting securities; or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by BellSouth's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Nominating and Compensation Committee of the Board, or any successor committee which administers this Plan as provided in Article V.

"Compensation" means all cash compensation payable to a Non-Employee Director for service to BellSouth as a director, other than reimbursement for expenses, including retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" for any day means the average of the high and low daily sale prices of a Share on the New York Stock Exchange for that day or, if there are no sales on such day, for the most recent prior day on which a Share was sold on the New York Stock Exchange.

"Non-Employee Director" means a member of the Board who is not an officer or employee of BellSouth or its affiliates.


"Option" means an option granted under this Plan to purchase
Stock, which shall constitute a nonqualified or nonstatutory stock option and not an incentive stock option satisfying the requirements of Code section 422.

"Option Price" means the price determined in accordance with
Section 6.3 which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

"Plan" means this BellSouth Corporation Non-Employee Director
Stock Plan as effective April 24, 1995 and as thereafter amended from time to time.

"Prior Plan" means the BellSouth Corporation Non-Employee
Director Stock Option Plan.

"SAR" or "Stock Appreciation Right" means the contractual right granted to a Non-Employee Director to receive a payment upon the exercise of such right which reflects the appreciation in the Fair Market Value of the number of Shares for which such right was granted.

"SAR Exercise Date" means the date on which the exercise of an SAR occurs under the related Agreement.

"SAR Exercise Price" means the Fair Market Value of a Share on the SAR Exercise Date.

"SAR Grant Price" means the Option Price for the related Option.

"Share" means a share of Stock.

"Stock" means the $1.00 par value common stock of BellSouth.

"Stock Payment" means payment of Compensation in the form of Shares at the election of a Non-Employee Director pursuant to
Section 6.6.

2.2  Gender and Number.

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.



     ARTICLE III.  SHARES SUBJECT TO PLAN

The aggregate number of Shares with respect to which the grant of Options, including Options in tandem with SARs, (collectively referred to as "Grants" in this Article III) may be made shall be 300,000. Any Shares subject to a Grant after the exchange, cancellation, forfeiture or expiration of such Grant thereafter shall again become available for use under this Article III as if such Shares had never been subject to a Grant. The aggregate number of Shares with respect to which Stock Payments may be made shall be 175,000. The limitations of this Article III shall be subject to adjustment pursuant to Article X. BellSouth shall reserve from time to time Shares for use under this Plan, and such Shares shall be reserved to the extent BellSouth deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by BellSouth.


     ARTICLE IV.  EFFECTIVE DATE AND DURATION

4.1  Effective Date.

The effective date of this Plan shall be April 24, 1995.  This
Plan will become effective only if approved by the shareholders of BellSouth on such date.

4.2  Prior Plan.

This Plan is a successor to the Prior Plan. No further grants of stock options or stock appreciation rights shall be made under the Prior Plan beginning on April 24, 1995, subject to this Plan becoming effective. Options and stock appreciation rights outstanding under the Prior Plan shall continue to be governed by the terms of the Prior Plan.

4.3  Duration.

This Plan shall terminate on December 31, 2004, unless earlier terminated by the Board pursuant to Article XI. No Option or SAR shall be granted, and no Stock Payment shall be made, after the date this Plan terminates. The applicable terms of this Plan, and any terms and conditions as applicable to Options or SARs granted prior to such date, shall survive the termination of the Plan and continue to apply to such Option and SARs.



     ARTICLE V.  ADMINISTRATION

5.1  Committee.

The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of BellSouth, who shall be appointed by the Board. A member of the Board shall be deemed to be "disinterested" only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. A Non-Employee Director shall not fail to be "disinterested" solely because he or she receives an Option or SAR grant or makes an election to receive Stock Payments described in Section 8.1.

5.2  Committee Responsibilities.

The Committee shall (a) make all grants of Options and SARS as provided in this Plan, (b) determine the terms and conditions of grant Agreements, Stock Payment elections under Article VIII and all other election and other forms, which terms and conditions shall not be inconsistent with this Plan, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.


5.3  Determinations.

All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Non-Employee Directors, BellSouth and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards. All members of the Committee shall be fully protected by BellSouth, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation.


     ARTICLE VI.  OPTIONS

6.1  Grant of Basic Options.

On the date of each BellSouth annual shareholders' meeting, beginning with and including the 1995 annual shareholders' meeting, each individual who is at that time serving as a Non-Employee Director, whether or not such individual is first elected as a Board member at that meeting or whether or not such individual is standing for re-election as a Board member at that meeting, shall automatically be granted an Option to purchase 1,000 Shares. Each grant of such an Option, referred to in this Plan as a Basic Option, will include the grant of a tandem SAR as provided in Article VII and will be evidenced by an Agreement which shall reflect the terms and conditions of Options and tandem SARs as provided in this Plan and such additional terms and conditions, not inconsistent with this Plan, as are determined by the Committee.

6.2  Grant of Additional Options.

Each Non-Employee Director who receives a grant of a Basic Option under Section 6.1 on the date of an annual shareholders' meeting shall be granted an Additional Option on such date if (i) the number of Shares beneficially owned by such Non-Employee Director as of the immediately preceding December 31 (as determined under this Section 6.2) exceeds (ii) the sum of (A) the number of Shares determined by dividing five times the amount of the annual retainer for Board members in effect on such December 31 by the representative Share price on such December 31 (as determined under this Section 6.2) and (B) the number of Shares subject to Additional Options previously granted to such Non-Employee Director under this Section 6.2 (whether or not any such previously granted Additional Option has been exercised or expired). Such Additional Option shall be for the number of Shares equal to one-half (rounded to the next highest whole number) of the number by which (i) exceeds (ii) above, limited to a maximum annual grant of 1,000 Shares. For purposes of this
Section 6.2 only, a Non-Employee Director shall be deemed to beneficially own the number of Shares equal to (i) those Shares, whether registered in the owner's name or in nominee name, which
(A) are owned by the Non-Employee Director or his spouse (or jointly) or (B) are owned by a trust to which the Non-Employee Director or his spouse (or both) contributed the Shares (or the money or other property used by the trustee to purchase the Shares) and also holds the power to vote and dispose of the Shares, and (ii) the number of stock units (i.e., a bookkeeping unit which reflects the price changes and dividends on a Share) credited to the Non-Employee Director pursuant to any deferred compensation plan maintained by the Company. [MARCY-DOES THIS "OWNERSHIP/NOMINEE" LANGUAGE WORK? RAY-DO WE WANT BOTH POWER TO VOTE AND INVESTMENT? HOW ABOUT SHARED POWER?] For purposes of this Section 6.2 only, the representative price of a Share on any December 31 will equal the average of the Fair Market Value of a Share for the last five trading days on the New York Stock Exchange for the year ending that December 31 and the first five such trading days in the next succeeding year. Such grant shall be evidenced by an Agreement which shall reflect the terms and conditions of Options as provided in this Plan and such additional terms and conditions, not inconsistent with this Plan, as are determined by the Committee. SARs will not be granted in tandem with Additional Options.

6.3  Option Price; Form of Payment.

The Option Price for each Share subject to an Option shall be the greater of (i) the par value of a Share or (ii) the Fair Market
Value of a Share on the date the Option is granted.

6.4  Date Exercisable.

An Option shall become exercisable on the first anniversary of the Grant Date; provided, however, that, if any of the following shall occur prior to the first anniversary of the Grant Date, an Option shall become immediately exercisable upon the later to occur of (A) the expiration of the 6-month period following the Grant Date, (B) the date the Non-Employee Director terminates his service on the Board by reason of (i) death, (ii) disability, or
(iii) retirement (which shall mean termination of service on the Board after the Non-Employee Director has attained age 55 and completed at least 5 years of service as a director on the Board) or (C) a Change in Control. Subject to the foregoing, an Option shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 Shares or, if less, the number of Shares remaining to be exercised under the Option) on any business day of BellSouth before the date such Option expires under Section 6.5.

6.5  Expiration.

An Option shall expire on the earlier of

(a) the first date on or after the Grant Date and prior to a Change in Control on which the Non-Employee Director (i) resigns from or is not re-elected to the Board prior to being eligible for retirement under clause B(iii) of Section 6.4; (ii) resigns for the purpose of accepting, or retires and subsequently accepts, a directorship or employment, or becomes associated with, employed by or renders service to, or owns an interest in (other than as a shareholder with a less than 5% interest in a publicly traded company) any business that is competitive with any BellSouth company or with any other business in which the BellSouth companies have a substantial direct or indirect interest; or (iii) resigns as a result of an interest or affiliation which would prohibit continued service as a director;


(b) the date the Option (or a tandem SAR) has been exercised in full; or

(c) one day after the expiration of the 10-year period which begins on the Option Grant Date or, in the case of a Non-Employee Director who dies within six months prior to such day, the last day of the 6-month period which begins on the date of the Non-Employee Director's death.

6.6  Method of Exercise.

An Option may be exercised by properly completing and actually delivering to BellSouth an exercise form prescribed by the Committee for this purpose, together with payment in full of the Option Price for the shares of Stock the Non-Employee Director desires to purchase through such exercise in the manner specified in the exercise form. Payment may be made in the form of cash or shares of Stock, or a combination of cash and shares of stock. Any shares of Stock which are tendered shall be valued at their Fair Market Value on the date as of which the exercise is effective.


     ARTICLE VII.  STOCK APPRECIATION RIGHTS

7.1  Grant of SARs.

SARs shall be granted to Non-Employee Directors in tandem with the grant of Basic Options. Each such grant shall be evidenced by the same Agreement as the Basic Option which is granted in tandem with such SAR and such SAR shall relate to the same number of Shares as such Basic Option. An SAR shall be exercisable only if and to the extent the tandem Basic Option is exercisable.

7.2  Payment at Exercise.

An SAR may be exercised by properly completing and actually delivering to BellSouth an exercise form prescribed by the Committee for this purpose. Upon the exercise of an SAR the Non-Employee Director shall receive a payment equal to the excess, if any, of the SAR Exercise Price for the number of Shares of the SAR being exercised at that time over the SAR Grant Price for such Shares. Such payment shall be made in whole Shares. Such Shares shall be valued for this purpose at the SAR Exercise Price on the date the SAR is exercised, and any payment for a fractional Share automatically shall be paid in cash based on such valuation.


7.3  Special Terms and Conditions.

An SAR shall be exercisable only when the tandem Basic Option is exercisable. The Non-Employee Director's right to exercise an SAR shall be forfeited to the extent that he exercises the tandem Basic Option and the right to exercise the tandem Basic Option shall be forfeited to the extent he exercises the tandem SAR, but any such forfeiture shall not count as a forfeiture for purposes of making the Shares subject to such Basic Option and SAR again available for use under Article III.


     ARTICLE VIII.  STOCK PAYMENTS

8.1  Election to Receive Stock Payments.

Each Non-Employee Director may elect to receive all or fifty percent of his or her Compensation in the form of Stock Payments. Any such election, or any modification or termination of such an election, shall be filed with BellSouth on a form prescribed by the Committee for this purpose. Any such election, or any modification or termination thereof, shall apply only to annual retainers, meeting fees or other elements of Compensation payable
(i) at least six months after such form is received by BellSouth.

8.2  Stock Payments.

During such time as an election by a Non-Employee Director to receive Stock Payments in lieu of cash compensation is effective, BellSouth shall issue Shares to such director for each date any retainer or meeting fee or other element of Compensation otherwise is due and payable equal to the percent of such Compensation elected to be paid in the form of Stock Payments based upon Fair Market Value for such date. Certificates evidencing such whole Shares shall be delivered promptly following such date. Any payment for a fractional Share automatically shall be paid in cash.


     ARTICLE IX.  TRANSFERABILITY.

9.1  Transferability During Lifetime.

During the lifetime of a Non-Employee Director to whom an Award is granted, only the Non-Employee Director (or such Non-Employee Director's legal representative or a permitted transferee of an Option or SAR as provided below if such transfers become permitted) may exercise an Option or tandem SAR or receive payments of Stock Awards. No Award (other than Stock Payments upon receipt) may be sold, assigned, transferred, exchanged, or otherwise encumbered or made subject to any creditor's process, whether voluntary, involuntary or by operation of law, and any attempt to do so shall be of no effect. The foregoing sentence notwithstanding, from and after the earlier of (i) the effective date of an amendment to Exchange Act Rule 16b-3 which removes the prohibitions on such transfers as a condition to application of such Rule or (ii) the time that the Non-Employee Director terminates service with the Board and is no longer subject to the reporting requirements of Section 16 of the Exchange Act, such Non-employee Director may transfer a Stock Option and any tandem SARs granted pursuant to this Plan on a form prescribed by the Committee for this purpose to any member of such Non-employee Director's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Non-Employee Director's "immediate family" or partnerships in which such family members are the only partners, provided, however, that (i) the transferor receives no consideration for the transfer, (ii) such transferred Stock Option and any tandem SAR shall continue to be subject to the same terms and conditions as were applicable to such Stock Option and any tandem SAR immediately prior to its transfer, and (iii) such transfer is irrevocable and the transferee shall have no rights to effect a further transfer.

9.2  Transfers to Death Beneficiary.

In the event of a Non-Employee Director's death, all of such person's outstanding Stock Options and any tandem SARs and his or her rights to receive any accrued but unpaid Stock Payments will transfer to the maximum extent permitted by law to such person's Beneficiary (except to the extent a permitted transfer previously was made pursuant to Section 9.1). Each Non-Employee Director may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her Beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Committee, will be effective only when delivered to BellSouth and when effective will revoke all prior designations by the Non-Employee Director. If a Non-Employee Director dies with no such beneficiary designation in effect, such person's Beneficiary shall be his or her estate and such person's Awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.



     ARTICLE X.  ADJUSTMENTS

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Non-Employee Directors under this Plan, then the Committee, in such manner as it may deem equitable, shall adjust any or all of (i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number and kind of shares with respect to which Awards may be granted as set forth in Article III, and (iv) the exercise price, grant price, or purchase price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. Any such adjustment made by the Committee, including any cancellation of an outstanding Award made as part of such adjustment, will be final and binding.


     ARTICLE XI.  AMENDMENTS AND TERMINATION

The Board shall have the right to amend, modify, suspend or terminate the Plan at any time provided, however, (1) that this Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder and (2), except with the approval of shareholders, this Plan may not be amended with respect to the amount, timing, Option Price or method for determining Fair Market Value of Shares, and related provisions with respect to tandem SARs, or in any way to (a) extend the maximum life of the Plan under Section 4.3,(b) change the class of persons eligible for Awards or to otherwise materially modify (within the Meaning of Rule 16b-3 of the Exchange Act) the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase (within the meaning of Rule 16b-3 of the Exchange Act) the benefits accruing under this Plan. No enactment, modification, suspension or termination of the Plan shall alter or impair any Awards previously granted under this Plan without the consent of the holder thereof, unless otherwise required by law. It is conclusively presumed for this purpose that any adjustment for changes in capitalization pursuant to Article X of this Plan does not affect any right of the holder of an Award.



     ARTICLE XII.  GENERAL PROVISIONS

12.1 Stock Restrictions.

BellSouth shall have the right under this Plan to restrict or otherwise delay the issuance of any Shares purchased or paid under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in BellSouth's judgment satisfied in full. Furthermore, any Shares which are issued as a result of purchases or payments made under this Plan shall be issued subject to such restrictions and conditions on any resale and any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

12.2 Term of Service.

The granting of an Award to a Non-Employee Director under this Plan shall not obligate BellSouth to provide that Non-Employee Director upon the termination of his or her service on the Board with any benefit whatsoever except as provided under the terms and conditions of that Award or obligate the Non-Employee Director to remain a member of the Board.

12.3 No Shareholder Rights.

No Award shall confer on any Non-Employee Director, or anyone claiming on his behalf, any of the rights of a stockholder of BellSouth unless and until Shares are duly issued or transferred and delivered to such person in accordance with the terms and conditions of the Award.

12.4 Unfunded Plan.

This Plan shall be unfunded and BellSouth shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither BellSouth, its affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Non-Employee Director or anyone claiming on his or her behalf. To the extent a Non-Employee Director or any other person acquires a right to receive payment pursuant to an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of BellSouth.


12.5 Taxes.

BellSouth may withhold from any payment of cash or Shares to a Non-Employee Director or other person under this Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment. BellSouth shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by BellSouth to meet any tax reporting obligation before making any payment pursuant to an Award.

12.6 Binding Effect.

The provisions of this Plan, and any applicable Agreement, election, Beneficiary designation or other related document, shall be binding upon each Non-Employee Director and any of his Beneficiaries, transferees, heirs, assignees, distributees, executors, administrators, personal representatives or any other person claiming any rights under this Plan. Any such person claiming any rights under this Plan shall be subject to the terms and conditions of this Plan and all such documents and such other terms and conditions, not inconsistent with this Plan, as the Committee may impose pursuant to Article V.

12.7 Choice of Law and Venue.

This Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Georgia (except to the extent provisions of federal law may be applicable.) Acceptance of an Award shall be deemed to constitute consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to such Award, including the enforcement of any rights under this Plan or any Agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.